EX-99.(G)(73)

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of March 10, 2022 (the “Effective Date”), by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, Goldman Sachs ETF Trust, Goldman Sachs Real Estate Diversified Income Fund, Cayman Commodity-MFS, LLC, and Goldman Sachs ETF Trust II, separately and not jointly (collectively, the “Funds”), and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and the Existing Funds are parties to a Custody Agreement dated as of April 5, 2011 (as amended to date, the “Agreement”), relating to BNY Mellon’s provision of custody services to the Existing Funds and each Series or subsidiary of an Existing Fund, as applicable, listed on Schedule I to the Agreement, as such Schedule I may be amended from time to time.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Amendment. Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

CAYMAN COMMODITY-MFS, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

GOLDMAN SACHS TRUST

On behalf of each of its Series and their wholly owned subsidiaries identified on Schedule I attached hereto

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

GOLDMAN SACHS ETF TRUST

On behalf of each of its Series identified on
Schedule I attached hereto

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

GOLDMAN SACHS CREDIT INCOME FUND

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

On behalf of itself and each subsidiary identified on Schedule I

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

GOLDMAN SACHS ETF TRUST II

On behalf of each of its Series identified on
Schedule I attached hereto

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

THE BANK OF NEW YORK MELLON

By:	Steve Duncan
Name:	Steve Duncan
Title:	Relationship Manager

SCHEDULE I

(Amended and Restated as of March 10, 2022)

CAYMAN COMMODITY-MFS,  LLC2

GOLDMAN SACHS TRUST

Goldman Sachs Capital Growth Fund

Goldman Sachs China Equity Fund3

Goldman Sachs Concentrated Growth Fund

Goldman Sachs Dynamic Municipal Income Fund2

Goldman Sachs Emerging Markets Equity Fund3

Goldman Sachs Emerging Markets Equity Insights Fund3

Goldman Sachs Enhanced Dividend Global Equity Portfolio1

Goldman Sachs Equity Income Fund

Goldman Sachs ESG Emerging Markets Equity Fund3

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Flexible Cap Fund

Goldman Sachs Focused Value Fund

Goldman Sachs Global Infrastructure Fund

Goldman Sachs Global Real Estate Securities Fund2

Goldman Sachs Growth Opportunities Fund

Goldman Sachs High Yield Municipal Fund2

Goldman Sachs International Equity ESG Fund3

Goldman Sachs International Equity Income Fund3

Goldman Sachs International Equity Insights Fund3

Goldman Sachs International Real Estate Securities Fund2 4

Goldman Sachs International Small Cap Insights Fund3

Goldman Sachs International Tax-Managed Equity Fund3

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax Exempt Money Market Fund

Goldman Sachs Large Cap Growth Insights Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Large Cap Value Insights Fund

Goldman Sachs Managed Futures Strategy Fund2

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Municipal Income Completion Fund2

Goldman Sachs Short Duration Tax-Free Fund2

Goldman Sachs Real Estate Securities Fund1

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Small Cap Growth Fund

Goldman Sachs Small Cap Growth Insights Fund

Goldman Sachs Small Cap Value Fund

Goldman Sachs Small Cap Value Insights Fund

Goldman Sachs Small/Mid Cap Growth Fund

Goldman Sachs Small/Mid Cap Value Fund

Goldman Sachs Strategic Growth Fund

Goldman Sachs Tax-Advantaged Global Equity Portfolio1

Goldman Sachs Technology Opportunities Fund

Goldman Sachs U.S. Equity ESG Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs U.S. Tax-Managed Equity Fund3

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Goldman Sachs Variable Insurance Trust - Goldman Sachs Core Fixed Income Fund3

Goldman Sachs Variable Insurance Trust - Goldman Sachs Equity Index Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Global Trends Allocation Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Growth Opportunities Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs High Quality Floating Rate Fund3

Goldman Sachs Variable Insurance Trust - Goldman Sachs International Equity Insights Fund3

Goldman Sachs Variable Insurance Trust - Goldman Sachs Large Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Multi-Strategy Alternatives Portfolio1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Small Cap Equity Insights Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Strategic Growth Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs U.S. Equity Insights Fund1

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF*

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta Emerging Markets Equity ETF

Goldman Sachs MarketBeta International Equity ETF

Goldman Sachs MarketBeta International Small Cap Equity ETF*

Goldman Sachs MarketBeta U.S. Equity ETF

Goldman Sachs ActiveBeta World Low Vol Plus Equity ETF

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta U.S. 1000 Equity ETF*

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND

DIF Investments LLC, a wholly-owned subsidiary

DIF Investments II LLC, a wholly-owned subsidiary

DIF Investments III LLC, a wholly-owned subsidiary

*	The Fund has not yet commenced operations. Goldman Sachs Asset Management will provide notice to BNY Mellon to commence services upon the Fund’s launch.
[1]	As of conversion expected to occur October 4, 2021.
[2]	As of conversion expected to occur November 1, 2021.
[3]	As of conversion expected to occur December 6, 2021.
4	Fund to merge into Goldman Sachs Global Real Estate Securities Fund on or about April 15, 2022.
5	Fund has been renamed Goldman Sachs Variable Insurance Trust – Goldman Sachs Trend Driven Allocation Fund.
6	Fund to be liquidated on or about April 27, 2022.